UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)
8 Canada Square
London E14 5HQ
United Kingdom
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.10% Senior Unsecured Notes Due 2021	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-158065
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     On March 17, 2009, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-158065) (the Registration Statement) relating, to among other securities, to subordinated debt securities of the Registrant. On April 16, 2010, the Registrant filed a post-effective amendment to the Registration Statement.
     On April 16, 2010, the Registrant filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act) the base prospectus dated April 16, 2010, as supplemented by the prospectus supplement dated March 29, 2011 (the Prospectus and the Prospectus Supplement, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
     Reference is made to the information set forth on pages 9 through 22 (under “Description of Debt Securities”) of the Prospectus, pages 36 through 43 of the Prospectus (under “Taxation”) and pages S-5 through S-5 through S-6 (under “Description of Notes”) of the Prospectus Supplement, all of which information is incorporated by reference in this registration statement.
Item 2. Exhibits.
The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:
1.	Indenture dated August 26, 2011 by and among HSBC Holdings plc, The Bank of New York Mellon, as trustee, and HSBC Bank USA, N.A., as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1(c) to the post effective amendment to the Registration Statement dated April 16, 2010).

2.	Senior Notes (global registered form).

3.	Resolutions of the Board of Directors of the Registrant providing for the issuance of the Senior Unsecured Notes.

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc
By:	/s/ Iain J. Mackay
Name:	Iain J. Mackay
Title:	Group Finance Director

Date: April 4, 2011

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